TAMA | BUDAJ | RAAB
CERTIFIED PUBLIC ACCOUNTANTS

32783 Middlebelt Road | Farmington Hills, Michigan 48334
Phone: 248-626-3800 | Fax: 248-626-2276
www.tbrcpa.com

December 23, 2019

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: PEN Inc.
Commission File #: 1-11602

To Whom it May Concern:

We have received a copy of, and are in agreement with, the statements being made by PEN Inc. in Item 4.01 of its Form 8-K dated December 23, 2019, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Tama, Budaj and Raab, P.C.

TAMA, BUDAJ AND RAAB, P.C.

JFB/ER:vs